UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 1, 2009 (April 27, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”), A. J. Piscitelli & Associates, Inc. (“AJP”, and together with the Company, the “Original Borrowers”) and TD Bank, N.A., (the successor in interest to Commerce Bank, N.A., the “Lender”), entered into a Loan Agreement, dated as of May 2, 2007 (the “Original Loan Agreement”), as amended by the First Amendment to Loan Agreement, dated as of July 12, 2007 (together with the Original Loan Agreement, the “Loan Agreement”), and as assumed as a borrower pursuant to the Assumption Agreement, dated as of January 28, 2008, by American Physical Security Group, LLC (together with the Original Borrowers, the “Borrowers”).  The Original Loan Agreement was filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on March 21, 2008.

On April 1, 2009, the Company received a Notice of Default from the Lender, resulting from the violation of certain financial covenants for the fiscal year ended on December 31, 2008 and the Company’s alleged failure to pay amounts due to West Coast Opportunity Fund, LLC which constituted an Event of Default as set forth in the Loan Agreement (collectively, the “Specified Defaults”). The Borrowers have requested that during the Forbearance Period (as defined below), the Lender agree (1) to forbear from exercising certain of its default-related rights and remedies against the Borrowers in connection with the Specified Defaults, and (2) that the Lender will continue to make Advances (as such term is defined in the Loan Agreement) and other financial accommodations to the Borrowers during the Forbearance Period.  The Company has agreed to propose and work towards effectuating a refinancing of the obligations of the Borrowers under the Loan Agreement during the Forbearance Period (the “Refinancing”).

The Borrowers and Lender have entered into that certain Forbearance Agreement and Amendment to Loan Agreement on April 27, 2009, which is attached hereto as Exhibit 10.1 (the “Forbearance Agreement”), pursuant to which the Lender will forbear from exercising its default-related rights and remedies with respect to the Specified Defaults, including without limitation acceleration and foreclosure, and continue to provide Advances and other financial accommodations under the Loan Agreement, until the earlier to occur of the termination of the Forbearance Period as a result of any Forbearance Default (as such term is defined in the Forbearance Agreement) and June 15, 2009 (the “Forbearance Period”).  Notwithstanding the foregoing, the lender will have no obligation to make any advance if, after giving effect thereto, the aggregate principal amount of the Advances plus outstanding letters of audit issued by the lender for the account of any Borrower would exceed $2,000,000 prior to May 15, 2009 and $1,000,000 as of May 15, 2009 and thereafter.  Under the Forbearance Agreement, the Borrowers have agreed, among other things, (i) not to make any Restricted Payment (as such term is defined in the Loan Agreement), other than a stock dividend payable in common stock of the Company and approved by the Lender in its sole discretion, (ii) to use their best efforts to obtain a Refinancing, (iii) to provide certain monthly financial information as set forth in the Forbearance Agreement and (iv) to pay the Advances, the Term Loan (as such term is defined in the Loan Agreement) and all other  Obligations in full by June 15, 2009.  The failure by the Borrower to comply with any of the foregoing shall constitute a Forbearance Default under the Forbearance Agreement, which can result in termination of the Forbearance Agreement.  Additionally, the parties have agreed to amend the Loan Agreement to change certain definitions in the Loan Agreement as set forth in Section 3 of the Forbearance Agreement.

The description of the terms of the Forbearance Agreement set forth herein is qualified in its entirety to the full text of the Forbearance Agreement, which is filed as an exhibit hereto.

Item 8.01                     Other Events.

The contents of Item 1.01 above are incorporated herein by reference in their entirety.

Item 9.01                     Financial Statements and Exhibits.

(d)                                                         Exhibits

10.1

Forbearance Agreement and Amendment to Loan Agreement by and among American Defense Systems, Inc., A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated as of April 27, 2009

10.2	First Amendment to Loan Agreement between American Defense Systems, Inc., A.J. Piscitelli & Associates, Inc. and Commerce Bank, N.A., dated July 12, 2007

10.3	Assumption Agreement made by American Physical Security Group, LLC, dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1

Forbearance Agreement and Amendment to Loan Agreement by and among American Defense Systems, Inc., A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated as of April 27, 2009

10.2	First Amendment to Loan Agreement between American Defense Systems, Inc., A.J. Piscitelli & Associates, Inc. and Commerce Bank, N.A., dated July 12, 2007

10.3	Assumption Agreement made by American Physical Security Group, LLC, dated January 28, 2008